UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 8, 2023

LORDSTOWN MOTORS CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-38821	83-2533239
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2300 Hallock Young Road

Lordstown, Ohio 44481

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (234) 285-4001

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	RIDE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

As previously disclosed, on January 26, 2023, the Company filed a petition in the Court of Chancery pursuant to Section 205 of the Delaware General Corporation Law seeking validation of the Company’s Second Amended and Restated Certificate of Incorporation and the shares issued pursuant thereto to resolve any uncertainty with respect to those matters (the “Section 205 Action”). The Section 205 Action filed by the Company in the Court of Chancery is captioned In re Lordstown Motors Corp., C.A. No. 2023-0083-LWW (Del. Ch.). A copy of the Company’s petition filed in the Section 205 Action is attached as an exhibit to this Form 8-K. The same day the Section 205 Action was filed, the Company also moved that the Court’s consideration of the Section 205 Action be expedited.

On February 2, 2023, the Court of Chancery granted the Company’s motion for expedited proceedings in the Section 205 Action. The Court of Chancery directed the Company (i) to file this Form 8-K, attaching the petition filed by the Company in the Section 205 Action; and (ii) to notify stockholders that the Court of Chancery will hold a final hearing to consider the merits of the petition filed by the Company in the Section 205 Action on February 20, 2023, at 11:00 a.m. Eastern Time, at the Leonard L. Williams Justice Center, 500 North King Street, Wilmington, Delaware 19801 (the “Section 205 Hearing”). This Form 8-K constitutes notice of the Section 205 Hearing. If any stockholder of the Company wishes to express a position on the Section 205 Action, such stockholders of the Company may (i) appear at the hearing in the Section 205 Action or (ii) file a written submission with the Register in Chancery, Leonard L. Williams Justice Center, 500 North King Street, Wilmington, Delaware 19801, referring to the case caption, In re Lordstown Motors Corp., C.A. No. 2023-0083-LWW (Del. Ch.), in advance of the Section 205 Hearing, and any such written submission should be emailed to the Company’s counsel, Kevin M. Gallagher, Richards, Layton & Finger, P.A., at gallagher@rlf.com.

Forward-Looking Statements

This report includes forward looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “feel,” “believes,” expects,” “estimates,” “projects,” “intends,” “should,” “is to be,” or the negative of such terms, or other comparable terminology. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements contained herein due to many factors. With respect to the matters addressed in this report, no assurances can be made regarding the outcome of our proceeding pursuant to Section 205 of the Delaware General Corporation Law or any claims, proceedings or litigation regarding the authorization of our common stock. Our Section 205 proceeding is, and any other litigation regarding the authorization of our stock would be, subject to uncertainties inherent in the litigation process, and may not result in timely resolution of the uncertainty regarding our capitalization, if at all. If we are unsuccessful in the Section 205 proceeding, claims alleging that a portion of our Class A common stock was not authorized could have a material adverse effect on the Company, including on our ability to complete financing transactions. Additional information on potential factors that could affect the financial results of the Company and its forward-looking statements is included in its most recent Form 10-K and subsequent filings with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement. Any forward-looking statements speak only as of the date on which they are made, and Lordstown Motors undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this report.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description of Exhibit
99.1	Petition filed by Lordstown Motors Corp. in the Delaware Court of Chancery on January 26, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LORDSTOWN MOTORS CORP.

By:	/s/ Melissa Leonard
Name:	Melissa Leonard
Title:	Executive Vice President, General Counsel & Secretary

Date: February 8, 2023